Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-279019 on Form S-8 and No. 333-276538 on Form F-3 of our report dated April 30, 2025 relating to the financial statements of Prenetics Global Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
April 30, 2025